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                                                                 Exhibit  10.1





RE:      Purchase Agreement

This is to confirm the commitment of Monro Muffler Brake, Inc., with respect to the changeover proposal as previously discussed.

You agree that Walker will be your primary exhaust supplier commencing as of the completion of the changeover and continuing for a minimum of three (3) years. In addition, you will purchase $6,500,000 in the twelve (12) months commencing JANUARY 1, 1997.

Kindly indicate your understanding and agreement with the above by signing below where indicated and return one copy to Walker Manufacturing Company, to the attention of Charles E. Harris. If you should have any questions regarding this matter, do not hesitate to call.

Very truly yours,

Walker Manufacturing Company

/s/ Charles E. Harris
-----------------------------
Charles E. Harris, Director



Accepted:                                     By:  /s/ Lawrence C. Day
                                                -------------------------------
                                               Title:  Chief Executive Officer
                                               Date:  November 5, 1996















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